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                   Woodward Governor Company Exhibit 21
                      Subsidiaries of the Registrant




                     Woodward Governor Nederland B.V.
                        Hoofddorp, The Netherlands

                     Woodward Governor (U.K.) Limited
                             Reading, England

                          Woodward Governor GmbH
                         Lucerne, Switzerland and
                        Hoofddorp, The Netherlands

                      Woodward Governor (Japan) Ltd.
                  Tomisato, Chiba, Japan and Kobe, Japan

                 Woodward Governor (Reguladores) Limitada
                        Campinas, Sao Paulo, Brazil

                    Woodward Governor (Quebec) Limited
                         Montreal, Quebec, Canada

                     Woodward Governor France S.A.R.L.
                             Nueflize, France

                  Woodward Governor Asia/Pacific PTE.LTD.
                     Singapore, Republic of Singapore

                    Woodward Governor Deutschland GMBH
                            Wiesbaden, Germany

                     Woodward Governor Poland, Limited
                              Warsaw, Poland

                      Woodward Governor Germany GmbH
                         Aken and Kelbra, Germany

                            HSC Controls, Inc.
                             Buffalo, New York